Exhibit 99.1

2017 Third Quarter Results Investor Presentation

This communication contains certain “forward-looking statements” about PacWest Bancorp (the “Company”) and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our recent acquisition of CU Bancorp (“CUB”), allowance for loan and lease losses, credit trends, deposit growth, profitability, capital management, including reducing excess capital, interest rate risk ,and operating expenses. All statements contained in this communication that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation: higher than anticipated delinquencies, charge-offs and loan and lease losses; reduced demand for our services due to strategic or regulatory reasons; changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services; credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases and/or require an increased provision for loan and lease losses; compression of the net interest margin due to changes in our interest rate environment, loan products, spreads on newly originated loans and leases and/or asset mix; the impact of asset/liability repricing risk and liquidity risk on net interest margin and the value of investments; higher than anticipated increases in operating expenses; increased costs to manage and sell foreclosed assets; the need to retain capital for strategic or regulatory reasons; the financial performance of the Company; increased litigation; increased asset workout or loan servicing expenses; higher compensation costs and professional fees to retain and/or incent employees; our ability to complete future acquisitions and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected timeframes or at all; the reaction to the recent CUB acquisition of the companies’ customers, employees and counterparties; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business and business strategies; and other risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. Forward-Looking Statements

Company Overview 4 Third Quarter Highlights 8 Investment Securities 13 Loans and Leases 15 Credit Quality 25 Deposits 29 Net Interest Margin 32 Controlled Expenses 37 Acquisitions 40 Strong Franchise Value 47 Non-GAAP Measurements 50 Presentation Index

Company Overview

We are a commercial bank focused on core deposit growth paired with national lending and venture banking platforms NASDAQ traded (PACW) with a market capitalization of $6.4 billion (1) Average daily trading volume of 812,629 shares over the last year (1) Dividend: $2.00 per share, 4.10% yield (1) 5th largest publicly-traded bank headquartered in California with total assets of $22.2 billion, loans and leases of $15.7 billion and deposits of $16.8 billion at September 30, 2017 On a pro forma basis, including CU Bancorp, total assets of $25.6 billion, loans and leases of $17.8 billion and deposits of $19.5 billion at September 30, 2017 Profitable Growth Net earnings of $101.5 million, return on average assets (“ROAA”) of 1.82% and return on average tangible equity (“ROATE”) of 16.85% for 3Q17 Industry leading tax equivalent NIM of 5.08% in 3Q17 Loan and lease production of $1.0 billion in 3Q17 ($3.1 billion YTD 2017) $13.5 billion of core deposits with cost of average total deposits of 31 basis points for 3Q17 Efficiency ratio of 40.4 % in 3Q17 Experienced acquirer with 29 bank and finance company acquisitions since 2000 CU Bancorp (“CUB”) acquisition closed on October 20, 2017. CUB adds approximately $3.1 billion in assets, $2.1 billion in loans and $2.7 billion in deposits. Analyst coverage: BMO Capital Markets, D.A. Davidson & Co., FIG Partners, FBR & Co., JMP Securities, Keefe, Bruyette & Woods, Piper Jaffray, Raymond James, Sandler O’Neill & Partners, Stephens Inc., SunTrust Robinson Humphrey, Wedbush Morgan, Wells Fargo Securities (1) As of October 27, 2017 Company Overview

Business Model Community Banking National Lending Venture Banking Pacific Western Bank Attractive branch network with 74 full service branches in California(1) Offers a full suite of deposit products and services, including on-line banking Focused on business lending products, including commercial real estate Limited consumer loan offerings Borrower relationships generally include a deposit account Efficient deposit model with average branch size of $142 million Diversified by loan and lease type, geography and industry Asset-Based Lending (ABL) Lender Finance & Timeshare, Equipment Financing, Healthcare & General ABL Cash Flow Lending Technology, Healthcare and Security Commercial Real Estate General, Multifamily, SBA, Healthcare and Construction Focus on small to middle market businesses Expertise in niche segments limits new competitors Borrower relationships may include deposit accounts and treasury services Five banking groups: Technology, Life Sciences, Equity Funds Group, Structured Finance, Specialty Finance Operates a single branch in Durham, NC with $6.2 billion in deposits Offices located in key innovative hubs across the United States Offers a comprehensive suite of financial services for venture-backed companies and their venture capital and private equity investors Provides comprehensive treasury management solutions, including credit cards and international-related products and services to clients Borrower relationships almost always include a deposit account Operates Square 1 Asset Management (registered investment advisor) (1) Reflects planned consolidation of 9 branches in connection with CUB merger.

Source: SNL Financial and FactSet Research Systems; Market data as of 10/30/2017. Note: KBW Regional Bank Index (KRX) includes 50 institutions with a median market cap of $4.2 billion as of 7/31/2017; median weighted by market capitalization. Five Year Total Return

Third Quarter Highlights

See “Non-GAAP Measurements” slides beginning on page 50. Third Quarter Highlights Robust Earnings Net earnings of $101.5 million EPS of $0.84 ROAA and ROATE of 1.82% and 16.85% (1) Q3 includes a $13.6 million reversal of a valuation allowance for tax credits Industry Leading Net Interest Margin Tax equivalent NIM of 5.08% Yield on average loans and leases of 6.01% Low Efficiency Ratio Efficiency ratio of 40.4% Average branch size of $224 million in deposits Noninterest expense to average assets of 2.15% Profitable Deposit Base Cost of average total deposits of 31 bps $314 million core deposit growth Core deposits now represent 81% of total deposits Loan and Lease Production and Credit Quality Loan and lease production of $1.0 billion NPAs to total loans and leases and foreclosed assets, excluding PCI loans, of 1.08% compared to 1.20% at June 30, 2017 Non-PCI allowance for credit loss of 1.11% Strong Capital Levels Tangible common equity ratio of 12.02% (1) CET1 and total capital ratios of 12.52% and 15.75% Tangible book value per share of $19.84 (1)

See “Non-GAAP Measurements” slides beginning on page 50. . Financial Highlights ? ($ in millions, except per share amounts) 3Q17 2Q17 Q / Q Total Assets 22,243 $ 22,247 $ 0% Loans and Leases Held for Investment, net of deferred fees 15,691 $ 15,543 $ 1% Total Deposits 16,773 $ 16,875 $ -1% Core Deposits 13,531 $ 13,218 $ 2% Net Earnings 101.5 $ 93.6 $ 8% Earnings Per Share 0.84 $ 0.77 $ 9% Return on Average Assets 1.82% 1.71% 0.11 Return on Average Tangible Equity (1) 16.85% 16.06% 0.79 Tangible Common Equity Ratio (1) 12.02% 11.75% 0.27 Tangible Book Value Per Share (1) 19.84 $ 19.40 $ 2% Tax Equivalent Net Interest Margin 5.08% 5.21% -0.13 Efficiency Ratio 40.4% 40.3% 0.1%

Solid Earnings Track Record ($ in millions, except EPS) 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 Net Earnings 71.8 $ 90.5 $ 82.2 $ 93.9 $ 85.6 $ 78.7 $ 93.6 $ 101.5 $ Diluted EPS 0.60 $ 0.74 $ 0.68 $ 0.77 $ 0.71 $ 0.65 $ 0.77 $ 0.84 $ $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 $50 $60 $70 $80 $90 $100 $110 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 EPS Millions Net Earnings Diluted EPS

* Pro forma information is based on estimates and is subject to change upon completion of all purchase accounting entries/adjustments. Source: SNL Financial using data as of 10/30/17 Solid Capital Position – 3Q17 & Pro Forma with CUB 12.21% 11.38% 11.87% 12.12% 12.19% 11.54% 11.67% 11.75% 12.02% 10.79% 8.67% 8.54% 8.77% 8.59% 8.79% 8.63% 8.75% 8.75% 8.67% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 3Q17 TCE / TA PACW PACW/CUB Pro Forma* Median Banks $15-$25B 12.04% 11.67% 11.51% 11.92% 12.13% 11.91% 11.87% 11.90% 12.02% 11.83% 9.29% 9.16% 8.99% 9.06% 9.11% 9.21% 9.29% 9.28% 9.37% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 3Q17 T1 Leverage PACW PACW/CUB Pro Forma* Median Banks $15-$25B 16.32% 15.65% 15.96% 16.08% 16.08% 15.56% 15.56% 15.56% 15.74% 13.87% 13.44% 13.20% 13.16% 13.09% 12.99% 13.22% 13.18% 13.32% 13.00% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 3Q17 Total Capital PACW PACW/CUB Pro Forma* Median Banks $15-$25B 12.74% 12.58% 12.63% 12.72% 12.72% 12.31% 12.31% 12.28% 12.52% 11.05% 10.75% 10.68% 10.64% 10.67% 10.48% 11.26% 11.01% 11.16% 10.67% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 3Q17 CET1 PACW PACW/CUB Pro Forma* Median Banks $15-$25B

Investment Securities

3.33% overall portfolio tax equivalent yield (2) (1) Fair value (2) Yield is for 3Q17 Investment Portfolio Average Life and Effective Duration Municipal Securities Composition Diversified Investment Portfolio SBA Securities, $168.0mm, 5% Agency Residential MBS, $377.5mm, 11% Agency Residential CMOs, $175.9mm, 5% Agency Commercial MBS, $995.9mm, 27% Private CMOs, $134.5mm, 4% Municipal Securities, $1,549.2mm, 44% Other, $131.1mm, 4% $3.5 Billion Total Portfolio (1) S&P Ratings % Total Issue Type % Total AAA 13% G.O. Limited 6% AA 78% G.O. Unlimited 46% A 3% Revenue 48% Not rated 6% 100% 100% Municipal Securities 6.1 6.1 7.0 6.7 6.8 4.7 4.8 5.7 5.7 5.9 3 4 5 6 7 8 3Q16 4Q16 1Q17 2Q17 3Q17 Years Average Life Effective Duration

Loans and Leases

Diversified Loan and Lease Portfolio ($ in millions) $ Mix $ Mix Lender Finance & Timeshare 1,594 $ 10% 1,655 $ 11% Equipment Finance 595 4% 671 5% Healthcare Asset-Based 118 1% 174 1% Other Asset-Based 865 6% 744 5% Total Asset-Based 3,172 21% 3,244 22% Technology Cash Flow 916 6% 1,097 7% Healthcare Cash Flow 485 2% 752 5% Security Cash Flow 563 4% 417 3% General Cash Flow 549 4% 542 4% Total Cash Flow 2,513 16% 2,808 19% Commercial Real Estate 3,013 19% 2,899 19% Income Producing Residential 1,730 11% 1,071 7% Construction and Land 1,249 8% 834 6% Healthcare Real Estate 841 5% 960 7% Small Business 485 3% 468 3% Owner-Occupied Residential 120 1% 171 1% Total Real Estate 7,438 47% 6,403 43% Venture Capital 1,959 12% 1,767 12% Other 609 4% 521 4% Total Loans HFI (1) 15,691 $ 100% 14,743 $ 100% (1) Net of deferred fees and costs 9/30/2017 9/30/2016 Lender Finance & Timeshare Equipment Finance Healthcare Asset - Based Other Asset - Based Technology Cash Flow Healthcare Cash Flow Security Cash Flow General Cash Flow Commercial Real Estate Income Producing Residential Construction and Land Healthcare Real Estate Small Business Owner - Occupied Residential Venture Capital Other As of September 30, 2017

Diversified Loan and Lease Portfolio Healthcare, $841mm, 11% SBA, $485mm, 7% Hospitality, $723mm, 10% Retail, $439mm, 6% Multifamily, $1,626mm, 22% Office, $842mm, 11% Owner - occupied, $749mm, 10% Construction, $1,249mm, 17% Other, $484mm, 6% Real Estate ($7.4B) Technology, $916mm, 37% Healthcare, $485mm, 19% Security, $563mm, 22% General, $549mm, 22% Cash Flow ($2.5B) Lender Finance & Timeshare, $1,594mm, 50% Equipment Finance, $595mm, 19% Healthcare, $118mm, 4% Other, $865mm, 27% Asset - Based ($3.2B) Later Stage, $263mm, 14% Expansion Stage, $891mm, 45% Equity Funds Group, $341mm, 17% Early Stage, $464mm, 24% Venture Capital ($2.0B)

Cash Flow Loan Portfolio Overview

Overview

- Our CapitalSource Division has dedicated groups that work with private equity sponsor firms throughout the US to provide senior debt financing to mature and profitable companies (Cash Flow lending).
  - All Cash Flow loans are senior debt obligations (other lenders may provide subordinate or mezzanine financing)
  - Average loan size of approximately $16.4 million
  - Approximately 60% of Cash Flow loans are Shared National Credits (see page 19)
- Since 2010, the principal focus of Cash Flow lending has been *Technology, Security Monitoring*, and *Healthcare*; lending to industries with high historical loss experience was either discontinued entirely (Media) or substantially reduced (General).
- General Cash Flow lending now focuses on businesses that have substantial market share, with barriers to entry, and are supported by proven equity sponsors.

	Originations		Aggregate Loss %	
	2001-2009	2010-2017	2001-2009	2010-2017
Healthcare	12%	31%	2.5%	1.4%
Technology	6%	42%	0.6%	0.3%
Security	7%	12%	-	-
General	65%	15%	7.2%	0.1%
Media	10%	-	13.3%	-
Total Cash Flow loans	100%	100%	6.4%	0.6%

PacWest Bancorp

* Measured on a fully-funded basis at closing and shown as a % of commitments originated.

Leveraged Lending Commitments Originated 2010-2017 ($6.6 Billion)


Became Classified, $564mm
Non-classified, $6.0 Billion

Outcome or Status of Commitments that Became Classified ($564 Million)


Repaid w/o Loss, $286mm
Still Classified, $129mm ($13.7mm Loss)
Resolved w/ Loss, $149mm ($19.8mm Loss)

Leveraged Lending Commitments Originated By Leverage Multiple*


≥ 6x EBITDA, 26%
< 6x EBITDA, 74%

Total Cash Flow Portfolio By Risk Rating


Classified, 5%
Non-classified, 95%

Healthcare Cash Flow Portfolio By Business Type


Manufacturing/ Distributor, 23%
Medical device, 14%
Business process outsourcing, 18%
Pharmaceutical, 6%
Healthcare services, 39%

Third Quarter 2017 | PACW | p. 18

SNCs are not a line of business. SNC relationships are included in business line balances. SNCs are facilities greater than $20 million with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions. Approximately 107 SNC borrowers. Adhere to same credit underwriting standards as the rest of loan portfolio. One energy-related SNC (pass rated). At September 30th, $15 million (0.7%) on nonaccrual and $65 million (3.1%) classified. Shared National Credit (SNC) Relationships Communications, $167mm, 8% Consumer Finance, $167mm, 8% Healthcare Cash Flow, $438mm, 21% Healthcare RE, $122mm, 6% Management Consulting, $23mm, 1% Manufacturing, $117mm, 5% Other, $141mm, 7% Security, $257mm, 12% Technology, $577mm, 28% Transportation, $78mm, 4% $2.1B of Loans at 9/30/2017

Healthcare CRE Loans - $841 Million as of 3Q17

- Our CapitalSource Division has been an active, disciplined Healthcare CRE lender since 2001
- From 2001 to 2016, the CapitalSource Division originated over $4.9 billion of Healthcare CRE loans with total *aggregate* losses of $33.3 million (67 bps)
- 70% of our Healthcare CRE portfolio is secured by skilled nursing facilities (SNF's)
- Underwriting discipline includes:
  - Lending at a conservative ratio of loan-to-value
    - The facility-level underwritten projected "debt yield" (net operating income ÷ first lien debt) generally exceeds 15%
  - Focus on experienced and reputable sponsors and operators
  - On-staff licensed nursing home administrator to evaluate clinical compliance and quality of care
  - Use of market per-bed or per-unit valuation trends and caps in conjunction with appraised values and underwritten values
  - Analysis of payor mix and state and federal revenue sources to monitor cash flows

Total Healthcare CRE Portfolio By Property Type


Continuing care, $64mm
Assisted living, $133mm
Hospital & Medical Office, $15mm
Other, $41mm
SNF, $588mm

Total Healthcare CRE Portfolio By Risk Rating


Classified, 5% (2 loans)
Non-classified, 95%

SNF Loans By State


AZ, $36mm
TX, $28mm
Other, $119mm
NY, $29mm
MI, $23mm
CA, $45mm
VA, $73mm
PA, $87mm
NJ, $37mm
FL, $111mm

PacWest Bancorp

Third Quarter 2017 | PACW | p. 20

Retail Real Estate Portfolio Overview

Loan Types

- **Construction- 73% in 4 projects**
  - Redevelopment in Chicago's exclusive Gold Coast luxury retail district
  - A Walmart Supercenter-anchored shopping center in Inland Empire region of Southern California
  - Development in a high density Brooklyn retail neighborhood that includes an Apple Store, Whole Foods, J. Crew, etc.
  - High traffic retail infill on Santa Monica Blvd. in Los Angeles
- **Owner-Occupied**
  - Not adversely affected by rental market volatility
  - SBA retail is 100% owner-occupied
    - SBA guaranteed portions retained (75% avg. guarantee)
- **CRE**
  - Traditional retail-focused commercial real estate lending including:
    - CapitalSource Division $235mm portfolio of 12 loans across 10 states with $19.6mm average balance focused on lifestyle centers, urban luxury centers and grocery-anchored centers
    - Community Bank Division $204mm portfolio almost entirely in California focused on suburban retail/strip centers

Outstanding balance: $595.0mm [1] /3.8% of Loans

Retail Loan Types



Construction
14%
Owner-
occupied
12%
CRE
74%

CRE Retail Property Types
$439mm/2.8% of Loans



Urban luxury
center
14%
Lifestyle center
11%
Traditional mall
4%
Restaurants
5%
Grocery-
anchored
center
21%
Suburban
retail/strip
center
33%
Single Tenant
9%
Other
3%

[1] $5.2 million classified at September 30, 2017 with related SBA guarantees totaling $1.9 million.

PacWest Bancorp

Third Quarter 2017 | PACW | p. 21

CapitalSource Transition from Finance Company to Bank

CapitalSource Credit Profile: Lessons Learned and Changes Implemented

- CapitalSource experienced elevated losses on loans originated between 2003 and 2008.
  - 7.5% cumulative losses on $24 billion of originations, the substantial majority from lending products which were subsequently discontinued
- During 2008–09, a transformative de-risking effort was launched that included executive management changes, acquired an FDIC-insured bank subsidiary and made significant adjustments to lending practices.
  - Management changes included the promotion of Jim Pieczynski to CEO in 2010
  - CapitalSource Bank adopted new bank-standard lending policies appropriate for an FDIC-insured institution
    - Lending products that comprised nearly two-thirds of the aggregate losses were discontinued, including:
      - Subprime residential mortgage
      - Media and retail cash flow loans
      - Resort vacation club loans
      - Second lien/mezzanine CRE
      - Land loans
      - Construction loans (other than SBA)[1]
    - Other lending product standards were adjusted:
      - Limited general cash flow lending to selected industries and borrowers with strong market share, barriers to entry and support of proven equity sponsors
      - Focused CRE lending on stabilized cash-flowing collateral
      - Narrowed focus of Lender Finance group
- Added new lower-risk lending products, including SBA, multi-family and life insurance premium finance.
- Of the $24 billion originated from 2003 to 2008, approximately $376 million remains outstanding with $0.1 million classified as of September 30, 2017.

[1] The CapitalSource Division reintroduced this product in 2015.

2003 - 2008 CapitalSource Division Originations ($24 Billion)


Unchanged Products, 33%
Adjusted Products, 34%
Eliminated Products, 33%

Cumulative Losses ($1.8 Billion)


Adjusted Products, 33%
Unchanged Products, 4%
Eliminated Products, 63%

PacWest Bancorp

Third Quarter 2017 | PACW | p. 22

Loan and Lease Production of $1.0 Billion in 3Q17 $1,072 $1,273 $1,049 $1,078 $1,003 $634 $765 $1,057 $700 $722 $925 $709 $1,213 $956 $903 $643 $582 $732 $587 $638 $1,706 $2,038 $2,106 $1,778 $1,725 $1,568 $1,291 $1,945 $1,543 $1,541 4.0% 4.5% 5.0% 5.5% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 Q3 Q4 Q1 Q2 Q3 2016 2017 Avg. Rate on Production Millions Production Disbursements Payoffs Paydowns Avg Production/Disbursements Avg Payoffs/Paydowns Rate on Production ($ in millions) Production/ Disbursements Payoffs/ Paydowns Net Change Rate on Production 3Q17 1,725 $ 1,541 $ 184 $ 5.04% 2Q17 1,778 1,543 235 4.93% 1Q17 2,106 1,945 161 4.91% 4Q16 2,038 1,291 747 4.83% 3Q16 1,706 1,568 138 5.11%

Impact of Rising Rates on the Loan and Lease Portfolio Cumulative Amount of Loans Rate Increase Needed to Reprice ($ in millions) $10,745 1 to 100 bps $10,916 > 100 bps Repricing of Variable Rate Loans (In Millions) Loan Rate Above Floor 1 to 25 Bps 26 to 100 Bps >100 Bps Total 1ML 5,730 34 65 7 5,836 3ML 1,291 - - - 1,291 Prime 2,750 95 26 102 2,973 Other 595 92 67 62 816 Total 10,366 221 158 171 10,916 Varaiable Loans Lift Off of Loan Floors Amount % ($ in millions) 1-month LIBOR 5,844 $ 2-month LIBOR 57 3-month LIBOR 1,291 6-month LIBOR 1,340 12-month LIBOR 37 Total LIBOR-based Loans 8,569 67% Prime Rate 3,588 28% Other Index 641 5% Total Variable Loans 12,798 $ 100% Variable Rate and Hybrid Loans by Index $855 $827 $787 $2,372 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing ($ in Millions) Fixed Rate, 18% Variable Rate, 69% Hybrid, 13% Loan Portfolio by Repricing Type

Credit Quality

Non-PCI Credit Quality

($ in thousands)		3Q17	2Q17	1Q17	4Q16	3Q16
Nonaccrual Loans and Leases HFI	$	157,697	172,576	173,030	170,599	171,085
As a % of Loans and Leases HFI	%	1.00%	1.11%	1.11%	1.11%	1.16%
Nonperforming Assets	$	169,327	185,854	185,872	183,575	186,198
As a % of Loans and Leases & Foreclosed Assets	%	1.08%	1.20%	1.20%	1.19%	1.27%
Classified Loans and Leases HFI [(1)]	$	344,777	339,977	424,399	409,645	417,541
As a % of Loans and Leases HFI	%	2.20%	2.19%	2.73%	2.66%	2.84%
Credit Loss Provision	$	15,500	12,500	24,500	21,000	8,000
As a % of Average Loans and Leases (annualized)	%	0.40%	0.33%	0.64%	0.56%	0.22%
Trailing Twelve Months Net Charge-offs	$	53,991	56,802	36,287	21,990	6,480
As a % of Average Loans and Leases	%	0.35%	0.37%	0.24%	0.15%	0.04%
Allowance for Credit Losses (ACL) [(2)]	$	173,579	159,142	167,589	161,278	154,070
As a % of Loans and Leases HFI	%	1.11%	1.02%	1.08%	1.05%	1.05%
ACL / Nonaccrual Loans and Leases HFI	%	110.08%	92.22%	96.86%	94.54%	90.06%

(1) Classified loans and leases are those with a credit risk rating of substandard or doubtful
(2) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded commitments

PacWest Bancorp

Third Quarter 2017 | PACW | p. 26

Key Credit Trends – Non-PCI Loans HFI 1.05% 1.05% 1.08% 1.02% 1.11% 3Q16 4Q16 1Q17 2Q17 3Q17 ACL / Loans and Leases 2.84% 2.66% 2.73% 2.19% 2.20% 3Q16 4Q16 1Q17 2Q17 3Q17 Classified Loans and Leases / Average Loans and Leases 1.16% 1.11% 1.11% 1.11% 1.00% 3Q16 4Q16 1Q17 2Q17 3Q17 Nonaccrual Loans and Leases / Loans and Leases 1.27% 1.19% 1.20% 1.20% 1.08% 3Q16 4Q16 1Q17 2Q17 3Q17 NPAs / Loans and Leases and Foreclosed Assets

Non-PCI Nonaccrual Loan and Lease Detail

	Nonaccrual Loans and Leases				Accruing and 30 -89 Days Past Due	
	9/30/2017		6/30/2017			
($ in thousands)	Balance	% of Loan Category	Balance	% of Loan Category	9/30/2017 Balance	6/30/2017 Balance
Real estate mortgage:						
Commercial	$ 63,096	1.5%	$ 65,599	1.5%	$ 1,446	$ 3,734
Residential	3,186	0.2%	5,229	0.3%	282	46
Total real estate mortgage	66,282	1.1%	70,828	1.2%	1,728	3,780
Real estate construction and land:						
Commercial	-	0.0%	-	0.0%	-	-
Residential	-	0.0%	-	0.0%	-	-
Total R.E. construction and land	-	0.0%	-	0.0%	-	-
Commercial:						
Cash flow	33,514	1.2%	43,169	1.5%	72	201
Equipment finance	30,942	5.2%	31,111	5.1%	-	-
Venture capital	22,686	1.2%	25,278	1.3%	2,720	23,171
Asset-based	3,977	0.2%	1,718	0.1%	-	-
Total commercial	91,119	1.2%	101,276	1.3%	2,792	23,372
Consumer	296	0.1%	472	0.1%	286	-
Total Loans HFI (1)	$ 157,697	1.0%	$ 172,576	1.1%	$ 4,806	$ 27,152

(1) Excludes loans held for sale at lower of cost or fair value at June 30, 2017.

At September 30, 2017, the Company's ten largest Non-PCI loan relationships on nonaccrual status had an aggregate book balance of $129 million and represented 82% of total Non-PCI nonaccrual loans and leases.

PacWest Bancorp

Third Quarter 2017 | PACW | p. 28

Deposits

Does not include $1.9 billion of client investment funds at September 30, 2017. Deposit Detail Core: 81% Core: 77% ($ in millions) Deposit Category Amount % of Total Amount % of Total Noninterest-bearing demand deposits 6,912 $ 41% 6,522 $ 42% Interest checking deposits 1,957 12% 1,185 8% Money market deposits 3,967 24% 3,532 22% Savings deposits 695 4% 772 5% Total core deposits 13,531 81% 12,011 77% Non-core non-maturity deposits 1,119 6% 1,082 7% Total non-maturity deposits 14,650 87% 13,093 84% Time deposits $250,000 and under 1,770 11% 2,092 13% Time deposits over $250,000 353 2% 461 3% Total time deposits 2,123 13% 2,553 16% Total deposits (1) 16,773 $ 100% 15,646 $ 100% September 30, 2017 September 30, 2016 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 September 30, 2017 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 September 30, 2016

Deposit Portfolio Includes brokered deposits of $710 million with a weighted average maturity of 5 months. ($ in millions) Time Deposits Time Deposits Total $250,000 Over Time Time Deposit Maturities and Under $250,000 Deposits Due in three months or less 607 $ 113 $ 720 $ Due in over three months through six months 533 173 706 Due in over six months through twelve months 505 50 555 Due in over 12 months through 24 months 82 9 91 Due in over 24 months 43 8 51 Total 1,770 $ (1) 353 $ 2,123 $ September 30, 2017 $15.6 $15.9 $16.3 $16.9 $16.8 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.0 5.0 10.0 15.0 20.0 3Q16 4Q16 1Q17 2Q17 3Q17 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Interest-Bearing Deposits Cost of Total Deposits

Net Interest Margin

Includes $12.1 million in Q1 2016 and $13.5 million in Q4 2016 of accelerated discount accretion from the payoff of nonaccrual PCI loans. Source: SNL Financial using data as of 10/30/17 (1) Industry Leading Tax Equivalent Net Interest Margin (1) (1)

Includes $12.1 million in Q1 2016 and $13.5 million in Q4 2016 of accelerated discount accretion from the payoff of nonaccrual PCI loans. Source: SNL Financial using data as of 10/30/17 Higher Loan Yields From Disciplined & Diversified Lending (1) (1) (1)

Deposit Franchise: 3Q17 Deposit Cost of 31 Basis Points


0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.34%
0.36%
0.37%
0.33%
0.32%
0.33%
0.33%
0.35%
0.35%
0.36%
0.36%
0.39%
0.32%
0.31%
0.31%
0.31%
0.24%
0.23%
0.20%
0.19%
0.19%
0.21%
0.25%
0.31%
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
PACW
Banks $15-$25B

PacWest Bancorp

Source: SNL Financial using data as of 10/30/17

Third Quarter 2017 | PACW | p. 35

Asset-Sensitive Balance Sheet Benefits From Rising Rates ($ in millions) Forecasted Percentage Forecasted Net Interest Income Change Net Interest Margin Interest Rate Scenario (Tax Equivalent) From Base (Tax Equivalent) Up 300 basis points 1,146.6 $ 15.9% 5.88% Up 200 basis points 1,096.0 10.8% 5.62% Up 100 basis points 1,044.2 5.6% 5.36% Base case 988.9 - 5.07% September 30, 2017 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% Base Up 100 Up 200 Up 300 PacWest Bancorp IRR Model Results - % Change in NII - Year 1 Static Balance Sheet - September 30, 2017 Sudden Parallel Shocks PACW

Controlled Expenses

Source: SNL Financial using data as of 10/30/17 Efficiency Ratio Trend

(1) Source: SNL Financial Focus and Execution Drive Efficiency 57.2% 55.0% 54.0% 56.4% 60.7% 41.6% 38.5% 39.8% 41.4% 40.3% 40.4% 2009 2010 2011 2012 2013 2014 2015 2016 1Q17 2Q17 3Q17 Efficiency Ratio (1) $60 $57 $60 $70 $72 $147 $193 $203 $218 $225 $224 2009 2010 2011 2012 2013 2014 2015 2016 1Q17 2Q17 3Q17 Average Branch Size ($ - M)

Acquisitions

Acquisition Strategy In-Market Consolidation Market Expansion Asset Generation Capability Strong Core Deposit Base Sound Strategic Focus Key Drivers of Accretion Cost Savings Customer Retention Margin Improvement

CU Bancorp – Transaction Summary 7 branches to be consolidated in 4Q17 with an additional 2 branches to be consolidated in 1Q18 Leading C&I community bank in the LA metro area which will complement the PacWest franchise Growth opportunity for larger loans and deposits from existing customers A PacWest management team that is highly experienced in M&A, having completed 29 deals since inception System conversion scheduled for 4Q17 Low risk transaction with significant efficiency opportunities Exceptional credit in similar businesses Historically strong organic loan growth Exceptional credit quality with 0.14% NPA/Assets (2) Very similar loan profile to PacWest’s Community Bank Division Closing Date: October 20, 2017 Transaction Value: $681 million in aggregate (1) Consideration Mix: 70% PACW common stock / 30% cash Fixed Exchange Ratio: 0.5308x Cash per Share: $12.00 Transaction Summary Improves Deposit and Liquidity Position Outstanding deposit franchise: 55% non-interest bearing deposits; 15 basis point total cost of deposits (2) Large efficient branches similar to PacWest’s existing network Asset-sensitive balance sheet consistent with PacWest’s asset-liability profile Liquid balance sheet with 78% loan-to-deposits ratio (2) Based on PacWest’s closing price on October 20, 2017. Financial data as of 9/30/2017.

CUB Historic Operating Metrics Source: Company filings 0.13 0.11 0.10 0.11 0.13 2013 2014 2015 2016 2017Q2 Deposit Cost (%) 0.74 0.59 0.85 0.96 1.22 2013 2014 2015 2016 2017Q2 ROAA (%) 5.49 5.14 4.95 4.86 4.74 3.96 3.79 3.83 3.72 3.75 2013 2014 2015 2016 2017Q2 Loan Yield (%) NIM (%) 0.12 0.02 0.12 (0.02) - 2013 2014 2015 2016 2017Q2 NCOs / Avg Loans (%)

Pro Forma Loan and Deposit Composition at 9/30/17 Source: Company filings Core: 81% Core: 99% Core: 83% Gross Loans = $15.7 bn Gross Loans = $2.1 bn Gross Loans = $17.8 bn Total Deposits = $16.8 bn Total Deposits = $2.7 bn Total Deposits = $19.5 bn Pro Forma PACW CUB Asset Based, 21% Cash Flow, 16% Real Estate, 47% Other, 4% Venture Capital, 12% Asset Based, 24% Real Estate, 76% Asset Based, 21% Cash Flow, 14% Real Estate, 51% Other, 3% Venture Capital, 11% Savings, 1% MMDA, 31% Interest Checking, 12% Non. Int. Bearing, 55% Time Deposits, <1% Savings, 4% MMDA, 24% Interest Checking, 12% Non. Int. Bearing, 41% Non - core non - maturity, 7% Time Deposits, 13% Savings, 4% MMDA, 25% Interest Checking, 12% Non. Int. Bearing, 43% Non - core non - maturity, 6% Time Deposits, 11%

The CUB Merger Increases Asset Sensitivity 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% Base Up 100 Up 200 Up 300 PacWest Bancorp and CUB Pro Forma Combined IRR Model Results - % Change in NII - Year 1 Static Balance Sheet - September 30, 2017 Sudden Parallel Shocks PACW PACW and CUB

CU Bancorp – Pro Forma Balance Sheet (9/30/17)*

	Standalone 9/30/17 PacWest	Standalone 9/30/17 CUB	MTM/ Adjustments	Adjusted CUB	Purchase Accounting	Pro Forma
Assets:						
Cash and Securities	$ 3,819	$ 838	$ (33) (1)	$ 805	$ (13) (3)	$ 4,611
Gross Loans	15,691	2,088	(19) (2)	2,069	-	17,760
Loan Loss Reserve	(160)	(19)	19 (2)	-	-	(160)
Net Loans	15,531	2,069	-	2,069	-	17,600
Other Tangible Assets	692	124	-	124	(14) (4)	802
Total Tangible Assets	20,042	3,031	(33)	2,998	(27)	23,013
Goodwill	2,174	65	-	65	321 (5)	2,560
Other Intangibles	27	5	-	5	35 (6)	67
Intangible Assets	2,201	70	-	70	356	2,627
Total Assets	$ 22,243	$ 3,101	$ (33)	$ 3,068	$ 329	$ 25,640
Liabilities & Shareholders' Equity:						
Deposits	$ 16,773	$ 2,680	$ -	$ 2,680	$ -	$ 19,453
Borrowings	699	34	-	34	224 (7)	957
Other Liabilities	160	22	-	22	6 (8)	188
Liabilities & Borrowings	17,632	2,736	-	2,736	230	20,598
Shareholders' Equity	4,611	365	(33)	332	99 (9)	5,042
Liabilities & Shareholders' Equity	$ 22,243	$ 3,101	$ (33)	$ 3,068	$ 329	$ 25,640

* Pro forma information is based on estimates and is subject to change upon completion of all purchase accounting entries/adjustments.

Notes:

(1) Estimated after-tax seller transaction costs ($16 million) and redemption of preferred stock ($17 million)
(2) Carrying value of CUB loans is assumed to be fair value
(3) Estimated after-tax purchaser transaction costs
(4) Estimated net DTL related to CDI and SERP liability
(5) Estimated transaction goodwill
(6) Estimated CDI at 1.5% of core deposits
(7) Fund cash portion of purchase price with borrowings
(8) To record SERP liability at estimated fair value
(9) To reflect equity portion of the purchase price, net of estimated after-tax purchaser transaction costs and goodwill

PacWest Bancorp

Third Quarter 2017 | PACW | p. 46

Strong Franchise Value

National Lending Combined With California Branch Network Source: SNL Financial Los Angeles, CA Durham, NC Chevy Chase, MD Chicago, IL St. Louis, MO Denver, CO New York, NY Boston, MA Minneapolis, MN Austin, TX Campbell, CA Menlo Park, CA San Francisco, CA Seattle, WA Atlanta, GA San Diego, CA CapitalSource Division office Square 1 Bank Division office Pacific Western Bank branch

California Public Banks and Thrifts

As of September 30, 2017

Rank	Company Name	Ticker		Assets ($000)
1	Wells Fargo & Company	WFC	$	1,934,939,000
2	First Republic Bank	FRC	$	84,320,096
3	SVB Financial Group	SIVB	$	50,754,287
4	East West Bancorp, Inc.	EWBC	$	36,307,966
5	PacWest Bancorp	PACW	$	22,242,932
6	Cathay General Bancorp	CATY	$	15,728,417
7	Hope Bancorp, Inc.	HOPE	$	14,150,021
8	Banc of California, Inc.	BANC	$	10,280,028
9	BofI Holding, Inc.	BOFI	$	8,581,628
10	CVB Financial Corp.	CVBF	$	8,304,012
11	Farmers & Merchants Bank of Long Beach	FMBL	$	7,482,661
12	Opus Bank	OPB	$	7,311,200
13	Pacific Premier Bancorp, Inc.	PPBI	$	6,532,334
14	Mechanics Bank	MCHB	$	5,704,679
15	Westamerica Bancorporation	WABC	$	5,445,808
16	Hanmi Financial Corporation	HAFC	$	5,111,396
17	TriCo Bancshares	TCBK	$	4,519,935
18	First Foundation, Inc.	FFWM	$	4,051,061
19	Community Bank	CYHT	$	3,749,448
20	Preferred Bank	PFBC	$	3,665,472
21	Grandpoint Capital Inc.	GPNC	$	3,203,002
22	CU Bancorp	CUNB	$	3,100,678
23	Farmers & Merchants Bancorp	FMCB	$	3,012,599
24	1867 Western Financial Corporation	WFCL	$	2,901,740
25	Heritage Commerce Corp	HTBK	$	2,843,948
26	Exchange Bank	EXSR	$	2,243,641
27	Bank of Marin Bancorp	BMRC	$	2,155,901
28	Sierra Bancorp	BSRR	$	2,077,993
29	River City Bank	RCBC	$	1,966,026
30	American Business Bank	AMBZ	$	1,752,656

Source: SNL Financial using data as of 10/27/2017

PacWest Bancorp

Third Quarter 2017 | PACW | p. 49

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The table on the following slide presents reconciliations of certain GAAP to non-GAAP financial measures. Non-GAAP Measurements

Tangible Common Equity Ratio/Tangible Book Value Per Share

	PacWest Bancorp Consolidated				
($ in thousands, except per share amounts)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 4,610,668	$ 4,559,905	$ 4,508,106	$ 4,479,055	$ 4,542,595
Less: Intangible assets	2,201,137	2,204,186	2,207,251	2,210,315	2,213,491
Tangible common equity	$ 2,409,531	$ 2,355,719	$ 2,300,855	$ 2,268,740	$ 2,329,104
Total assets	$ 22,242,932	$ 22,246,877	$ 21,927,254	$ 21,869,767	$ 21,315,291
Less: Intangible assets	2,201,137	2,204,186	2,207,251	2,210,315	2,213,491
Tangible assets	$ 20,041,795	$ 20,042,691	$ 19,720,003	$ 19,659,452	$ 19,101,800
Equity to assets ratio	20.73%	20.50%	20.56%	20.48%	21.31%
Tangible common equity ratio (1)	12.02%	11.75%	11.67%	11.54%	12.19%
Book value per share	$ 37.96	$ 37.55	$ 37.13	$ 36.93	$ 37.29
Tangible book value per share (2)	$ 19.84	$ 19.40	$ 18.95	$ 18.71	$ 19.12
Shares outstanding	121,449,794	121,448,321	121,408,133	121,283,669	121,817,524
Return on Average Tangible Equity					
Net earnings	$ 101,466	$ 93,647	$ 78,668	$ 85,647	$ 93,985
Average stockholders' equity	$ 4,592,489	$ 4,545,276	$ 4,503,675	$ 4,501,948	$ 4,530,701
Less: Average intangible assets	2,202,922	2,205,814	2,209,112	2,212,042	2,217,564
Average tangible common equity	$ 2,389,567	$ 2,339,462	$ 2,294,563	$ 2,289,906	$ 2,313,137
Return on average equity	8.77%	8.26%	8.24%	8.05%	7.94%
Return on average tangible equity (3)	16.85%	16.06%	13.90%	14.88%	16.15%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized net earnings divided by average tangible common equity

PacWest Bancorp

Third Quarter 2017 | PACW | p. 51